EXHIBIT 10.1

RICHARD S. TODER, ESQ. (RT-3917)
NEIL E. HERMAN, ESQ. (NH-2513)
AMANDA R. WALLER, ESQ. (AW-2115)
MORGAN, LEWIS & BOCKIUS LLP
101 PARK AVENUE
NEW YORK, NEW YORK  10178
(212) 309-6000

ATTORNEYS FOR DEBTOR

IN THE UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
-------------------------------------- X
IN RE:                                 :
                                       :     CHAPTER 11
CENTURY/ML CABLE VENTURE,              :
                                       :     CASE NO. 02-14838 (REG)
            DEBTOR.                    :
-------------------------------------- X

                 PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE
                BANKRUPTCY CODE FILED BY CENTURY/ML CABLE VENTURE
                -------------------------------------------------

DATED:  AUGUST 9, 2005
        NEW YORK, NEW YORK

ARTICLE 1      DEFINITIONS AND CONSTRUCTION OF TERMS...........................1

      1.1   Definitions; Interpretation; Application of Definitions and
            Rules of Construction..............................................1

ARTICLE 2      TREATMENT OF ALLOWED ADMINISTRATIVE EXPENSE CLAIMS AND
               ALLOWED PRIORITY TAX CLAIMS....................................10

      2.1   Non-Classification................................................10

      2.2   Administrative Expense Claims.....................................10

      2.3   US Trustee Fees...................................................11

      2.4   Priority Tax Claims...............................................11

ARTICLE 3      CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS..................11

      3.1   Identification of Classes.........................................11

      3.2   Elimination of Classes............................................11

ARTICLE 4      TREATMENT OF CLAIMS AND EQUITY INTERESTS.......................11

      4.1   CLASS 1 -- SECURED CLAIMS.........................................11

      4.2   CLASS 2 -- PRIORITY CLAIMS........................................12

      4.3   CLASS 3 -- PERSONAL INJURY AND OTHER INSURED CLAIMS...............12

      4.4   CLASS 4 -- GENERAL UNSECURED CLAIMS...............................12

      4.5   CLASS 5 - LITIGATION CLAIMS.......................................13

      4.6   CLASS 6 -- EQUITY INTERESTS.......................................13

      4.7   Assumed Sale Liabilities..........................................13

ARTICLE 5      IMPLEMENTATION AND EFFECT OF CONFIRMATION OF PLAN..............14

      5.1   Termination of Certain Rights.....................................14

      5.2   Sale Motion.......................................................14

      5.3   Sale of Equity Interests..........................................14

      5.4   Maintenance of Sellers Escrow Account.............................14

      5.5   Distribution of Proceeds of Sale Transaction......................15

      5.6   Revesting of Assets...............................................15

      5.7   Continuation of Bankruptcy Injunction or Stays....................15

      5.8   Full and Final Satisfaction.......................................15

      5.9   Avoidance Actions and Continuance of Litigation...................15

      5.10  Administration Pending Effective Date.............................16

      5.11  Setoffs...........................................................16


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      5.12  Section 1145 Exemption............................................16

      5.13  Administration of Estate..........................................16

      5.14  Closing of Chapter 11 Case........................................18

      5.15  Merger of Subsidiary/Name Change..................................18

ARTICLE 6      DISTRIBUTIONS AND TREATMENT OF DISPUTED, CONTINGENT AND
               UNLIQUIDATED CLAIMS AND EQUITY INTERESTS.......................18

      6.1   Method of Distributions Under this Plan...........................18

      6.2   Objections to and Resolution of Administrative Expense
            Claims, Claims and Equity Interests...............................19

      6.3   Establishment and Maintenance of Reserve for Disputed Claims......19

      6.4   Distributions Upon Allowance or Disallowance of Disputed
            Claims............................................................20

      6.5   Disputed Payments.................................................20

      6.6   Unclaimed Distributions...........................................20

ARTICLE 7      EXECUTORY CONTRACTS AND UNEXPIRED LEASES;
               INDEMNIFICATION CLAIMS; AND RETIREE BENEFITS...................21

      7.1   Executory Contracts and Unexpired Leases..........................21

      7.2   Claims Deadline for Filing Proofs of Claims Relating to
            Executory Contracts and Unexpired Leases Rejected Pursuant
            to this Plan......................................................21

      7.3   Insurance Policies................................................22

      7.4   Compensation and Benefit Programs.................................22

ARTICLE 8      EXCULPATION, INJUNCTIONS, ETC..................................22

      8.1   Exculpation and Release...........................................22

      8.2   Discharge.........................................................23

      8.3   Injunctions.......................................................23

ARTICLE 9      CONDITIONS TO CONFIRMATION AND EFFECTIVENESS OF THE PLAN.......23

      9.1   Condition to Confirmation.........................................23

      9.2   Conditions Precedent to Effectiveness.............................23

      9.3   Waiver of Conditions..............................................24

      9.4   Effect of Failure of Conditions...................................24

ARTICLE 10     RETENTION OF JURISDICTION......................................24

      10.1  Retention of Jurisdiction.........................................24

ARTICLE 11     MISCELLANEOUS PROVISIONS.......................................25

      11.1  Effectuating Documents and Further Transactions...................25

      11.2  Exemption from Transfer Taxes.....................................25

      11.3  Amendment or Modification of this Plan............................26

      11.4  Severability......................................................26

      11.5  Revocation or Withdrawal of this Plan.............................26

      11.6  Plan Supplement...................................................27

      11.7  Binding Effect....................................................27

      11.8  Notices...........................................................27

      11.9  Governing Law.....................................................29

      11.10 Withholding and Reporting Requirements............................29

      11.11 Headings..........................................................29

      11.12 Filing of Additional Documents....................................29

      11.13 Inconsistency.....................................................29

      11.14 Withdrawal of Plan................................................29

      11.15 Change of Control.................................................30

RICHARD S. TODER, ESQ. (RT-3917)
NEIL E. HERMAN, ESQ. (NH-2513)
AMANDA R. WALLER, ESQ. (AW-2115)
MORGAN, LEWIS & BOCKIUS LLP
101 PARK AVENUE
NEW YORK, NEW YORK  10178
(212) 309-6000

ATTORNEYS FOR DEBTOR

IN THE UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
-------------------------------------- X
IN RE:                                 :
                                       :     CHAPTER 11
CENTURY/ML CABLE VENTURE,              :
                                       :     CASE NO. 02-14838 (REG)
                     DEBTOR.           :
-------------------------------------- X

                 PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE
                BANKRUPTCY CODE FILED BY CENTURY/ML CABLE VENTURE
                -------------------------------------------------

          Century/ML Cable Venture, the Debtor and Debtor-in-Possession in the above-captioned case, hereby proposes this Plan of Reorganization under
     Section 1121(a) of Title 11 of the United States Code.

                                    ARTICLE 1

                      DEFINITIONS AND CONSTRUCTION OF TERMS

     1.1 DEFINITIONS; INTERPRETATION; APPLICATION OF DEFINITIONS AND RULES OF CONSTRUCTION. For purposes of this Plan, the following terms shall have the meanings specified in this Article 1. A term used herein that is not defined herein, but that is used in the Bankruptcy Code, shall have the meaning ascribed to that term in the Bankruptcy Code and the rules of construction contained in
Section 102 of the Bankruptcy Code shall apply to the construction hereof. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and the plural and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter. Unless otherwise specified, all Section, Article, Schedule or Exhibit references in this Plan are to the respective
Section in, Article of, Schedule to, or Exhibit to, this Plan. Headings in this Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof. The words "herein," "hereof," "hereto," "hereunder" and other words of similar import refer to this Plan as a whole and not to any particular Section, sub-Section or clause contained in this Plan.

     INCORPORATION OF EXHIBITS. All Exhibits to this Plan are an essential part of this Plan and are incorporated herein by reference as fully as if set forth in their entirety herein.

          "ACQUISITION AGREEMENT" shall mean that certain Interest Acquisition Agreement, dated as of June 3, 2005, by and among the Debtor, Century, ML Media, Subsidiary and Buyer, substantially in the form annexed as Exhibit A to the Disclosure Statement, as it may be amended from time to time, and any ancillary documents, pursuant to which Buyer will acquire 100% of the outstanding ownership interests in New CMLCV free and clear of all Liens, Claims and encumbrances, except as otherwise set forth in the Acquisition Agreement.

          "ADELPHIA" shall mean Adelphia Communications Corporation, a Delaware corporation, and one of the debtors-in-possession in jointly administered Chapter 11 bankruptcy proceedings pending in the Bankruptcy Court under Case No. 02-41729 (REG), together with all of its Affiliates (including Century, but excluding the Debtor and the Subsidiary).

          "ADELPHIA CLAIMS" shall mean all Claims and Causes of Action asserted by Adelphia (excluding, however, Equity Interests and Claims of the Subsidiary) for amounts allegedly owing from the Debtor to Adelphia.

          "ADMINISTRATIVE EXPENSE CLAIM" shall mean a Claim under Section 503(b) of the Bankruptcy Code that is entitled to priority under Section 507(a)(1) of the Bankruptcy Code, including, without limitation, (a) any actual and necessary costs and expenses of preserving the Estate or administering the Chapter 11 Case as authorized and approved by a Final Order, (b) any actual and necessary costs and expenses incurred after the Petition Date in the ordinary course of the Debtor's business, (c) fees and expenses of Professionals to the extent Allowed by Final Order under Sections 330, 331, or 503 of the Bankruptcy Code, and (d) all fees and charges assessed against the Estate pursuant to 28 U.S.C. Section 1930.

          "ADVERSARY PROCEEDING" shall mean the proceeding styled as ML Media Partners, L.P. vs. Century/ML Cable Venture, Adelphia Communications Corp. and Highland Holdings, Adv. No. 02-02544.

          "AFFILIATE" shall mean, with respect to any Person, any Person that directly or indirectly through one or more intermediaries Controls or is Controlled by or under common Control with the specified Person. The term "Affiliate", when used in connection with Adelphia, shall include Century but shall exclude the Debtor and the Subsidiary.

          "ALLOWED" shall mean, with reference to any Claim: (a) a Claim that has been listed by the Debtor in its Schedules, as such Schedules may be amended from time to time in accordance with Bankruptcy Rule 1009, and (i) is not listed as disputed, contingent or unliquidated, and (ii) is not a Claim for which a proof of claim has been filed; (b) a Claim for which a timely proof of Claim has been filed as of the Bar Date to the extent it is for a sum certain and either (i) no objection thereto, or application to estimate, equitably subordinate, reclassify or otherwise limit recovery, has been made on or before any applicable deadline, or (ii) if an objection thereto, or application to estimate, equitably subordinate, reclassify or otherwise limit recovery, has been interposed, the extent to which such Claim (whether in whole or in part) has been allowed by a Final Order or a final order from a court having jurisdiction over such Claim; (c) a Claim arising from the recovery of property under Section 550 or 553 of the Bankruptcy Code and allowed in accordance with Section 502(h) of the Bankruptcy Code; and (d) any Claim expressly allowed by Final Order.

          "ASSUMED SALE LIABILITY" shall mean all liabilities and obligations of the Debtor, other than liabilities and obligations of the Debtor that fall within one or more of the following categories: (a) Excluded Liabilities (as defined in the Acquisition Agreement), or (b) Liabilities (as defined in the Acquisition Agreement), the existence of which constitutes a breach of the representation and warranty contained in Section 4.3(g) of the Acquisition Agreement, for which the Buyer is entitled to indemnification from the Sellers.

          "BANKRUPTCY CODE" shall mean Title 11 of the United States Code, as amended from time to time, as applicable to the Chapter 11 Case.

          "BANKRUPTCY COURT" shall mean the United States District Court for the Southern District of New York having jurisdiction over the Chapter 11 Case and, to the extent of any reference under 28 U.S.C. Section 157, the bankruptcy unit of such District Court under 28 U.S.C. Section 151.

          "BANKRUPTCY RULES" shall mean the Federal Rules of Bankruptcy Procedure as promulgated under 28 U.S.C. Section 2075 and the Local Rules of the Bankruptcy Court, each as amended from time to time.

          "BAR DATE" shall mean January 15, 2004, or other date fixed by order of the Bankruptcy Court by which Persons asserting a Claim against the Debtor must file a proof of claim on account of such Claim or be forever barred from asserting a Claim against the Debtor or its property and from sharing in distributions hereunder.

          "BUSINESS DAY" shall mean any day other than a Saturday, Sunday, legal holiday, or another day in which commercial banks in New York are required or authorized to close, as such term is defined in Bankruptcy Rule 9006.

          "BUYER" shall mean San Juan Cable, LLC.

          "CASH" shall mean cash, cash equivalents (including personal checks drawn on a bank insured by the Federal Deposit Insurance Corporation, certified checks and money orders) and other readily marketable direct obligations of the United States of America and certificates of deposit issued by banks.

          "CAUSES OF ACTION" shall include, without limitation, any and all actions, causes of action, liabilities, obligations, rights, suits, debts, sums of money, damages, judgments, Claims and demands whatsoever, whether known or unknown, liquidated or unliquidated, matured or unmatured, disputed or undisputed, assertable directly or indirectly, in law, equity, or otherwise, including causes of action under
     Article 5 of the Bankruptcy Code, whether or not commenced as of the Confirmation Date.

          "CENTURY" shall mean Century Communications Corporation, a Texas corporation, and one of the debtors-in-possession in jointly administered Chapter 11 bankruptcy proceedings pending in the Bankruptcy Court under Case No. 02-41729 (REG).

          "CHAPTER 11 CASE" shall mean the Debtor's case under Chapter 11 of the Bankruptcy Code which is currently pending in the Bankruptcy Court.

          "CLAIM" shall have the meaning set forth in Section 101(5) of the Bankruptcy Code.

          "CLASS" shall mean any category of Claims or Equity Interests classified in this Plan.

          "COLLATERAL" shall mean any property or interest in property of the Estate subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable law.

          "CONFIRMATION DATE" shall mean the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket of the Bankruptcy Court.

          "CONFIRMATION HEARING" shall mean the hearing held by the Bankruptcy Court to consider confirmation of this Plan pursuant to Section 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

          "CONFIRMATION ORDER" shall mean the order of the Bankruptcy Court confirming this Plan pursuant to the provisions of the Bankruptcy Code, which order shall, among other things, (i) authorize Century, ML Media and the Debtor to comply with their obligations under the Acquisition Agreement, (ii) be in form and substance consistent with the terms of the Acquisition Agreement, and (iii) be acceptable to ML Media and Century in all respects, and be acceptable to Buyer in its reasonable judgment.

          "CONTINGENT CLAIM" shall mean any Claim for which a proof of claim has been filed with the Bankruptcy Court which was not filed in a sum certain, or which is dependent upon a future event that has not occurred or may never occur.

          "CONTROL" (including the terms "controlled by" and "under common control with") shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise.

          "CURE" shall mean the distribution within a reasonable period of time following the Effective Date, of Cash, or such other property as may be agreed upon by the Debtor and the non-Debtor party to the executory contract or unexpired lease or ordered by the

     Bankruptcy Court, with respect to the assumption (or assumption and assignment) of an executory contract or unexpired lease, pursuant to section 365(b) of the Bankruptcy Code, in an amount equal to all unpaid monetary obligations, without interest, or such other amount as may be agreed upon by such parties or ordered by the Bankruptcy Court, under such executory contract or unexpired lease, to the extent such obligations are enforceable under the Bankruptcy Code and applicable non-bankruptcy law.

          "DEBTOR" shall mean Century/ML Cable Venture, a New York general partnership, and shall mean the bankruptcy estate and the assets and liabilities remaining with Debtor following the Effective Date of this Plan.

          "DEBTOR-IN-POSSESSION" shall mean the Debtor in its capacity as debtor-in-possession in the Chapter 11 Case pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code.

          "DISCLOSURE STATEMENT" shall mean the disclosure statement relating to this Plan, including without limitation, all exhibits and schedules thereto, in the form approved by the Bankruptcy Court pursuant to Section 1125 of the Bankruptcy Code.

          "DISPUTED" shall mean, with respect to Claims or Equity Interests, any such Claim or Equity Interest: (a) as to which the Debtor or any other party-in-interest has interposed a timely objection or request for estimation, or has sought to equitably subordinate or otherwise limit recovery in accordance with the Bankruptcy Code and the Bankruptcy Rules, or which is otherwise disputed by the Debtor in accordance with applicable law, which objection, request for estimation, action to limit recovery or dispute has not been withdrawn or determined by Final Order; (b) which is a Contingent Claim; or (c) which has not been Allowed.

          "DISPUTED CLAIMS RESERVE" shall have the meaning set forth in Section
     6.3 of this Plan.

          "EFFECTIVE DATE" shall mean the first Business Day on or after the Confirmation Date on which all conditions to the occurrence of the effective date set forth in Section 9.2 of this Plan have been satisfied or waived pursuant to Section 9.3 of this Plan.

          "EQUITY INTERESTS" shall mean the partnership interests of ML Media and Century in the Debtor pursuant to the Joint Venture Agreement.

          "ESTATE" shall mean the estate created in the Chapter 11 Case pursuant to Section 541 of the Bankruptcy Code and continuing until the Chapter 11 Case is closed, pursuant to Section 350 of the Bankruptcy Code.

          "EXCLUDED LIABILITIES" shall have the meaning given such term in the Acquisition Agreement.

          "EXCULPATED PARTIES" shall have the meaning set forth in Section 8.1 of this Plan.

          "FINAL ORDER" shall mean an order, ruling or judgment of the Bankruptcy Court as to which the time to appeal, petition for CERTIORARI, or move for reargument or rehearing has expired and as to which no appeal, petition for CERTIORARI, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for CERTIORARI, reargue, or rehear shall have been waived in writing in form and substance satisfactory to the Debtor, or, in the event that an appeal, writ of CERTIORARI, or reargument or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court shall have been determined by the highest court to which such order was appealed, or CERTIORARI, reargument or rehearing shall have been denied and the time to take any further appeal, petition for CERTIORARI or move for reargument or rehearing shall have expired; PROVIDED, HOWEVER, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed with respect to such order shall not cause such order not to be a Final Order.

          "GENERAL UNSECURED CLAIM" shall mean any Claim that is not a Secured Claim, Administrative Expense Claim, Priority Tax Claim, Litigation Claim, Personal Injury Claim or Priority Claim.

          "HIGHLAND HOLDINGS" shall mean Highland Holdings GP, a Pennsylvania general partnership.

          "INDEMNITY ESCROW ACCOUNT" shall mean the escrow account to be established by the Sellers under the Acquisition Agreement and to be funded from the Purchase Price.

          "JOINT VENTURE AGREEMENT" shall mean that certain Amended and Restated Management Agreement and Joint Venture Agreement of Century/ML Cable Venture dated as of January 1, 1994 by and between Century and ML Media.

          "LEVERAGED RECAP AGREEMENT" shall mean that certain Leveraged Recapitalization Agreement, dated December 13, 2001, by and among the Debtor, ML Media, Century, Adelphia and Highland Holdings.

          "LIEN" shall have the meaning set forth in Section 101(37) of the Bankruptcy Code; except that a lien that has been avoided in accordance with Sections 544, 545, 546, 547, 548 or 549 of the Bankruptcy Code shall not constitute a Lien.

          "LITIGATION CLAIMS" shall mean, collectively, the Adelphia Claims and the ML Media Claims.

          "MANAGEMENT BOARD" shall mean that certain four member management board of the Debtor appointed pursuant to the Joint Venture Agreement, as it may be constituted from time to time.

          "ML MEDIA" shall mean ML Media Partners, L.P., a Delaware limited partnership.

          "ML MEDIA CLAIMS" shall mean all Claims and Causes of Action asserted by ML Media against the Debtor including, without limitation, in connection with the Leveraged Recap Agreement.

          "NEW CMLCV" shall mean Century/ML Cable Venture as reorganized, and pursuant to the Acquisition Agreement and by operation of law, liquidated into the Buyer on and after the Effective Date. To the extent the Acquisition Agreement requires (i) the merger of the Subsidiary into Century/ML Cable Venture and/or (ii) a change in the name of Century/ML Cable Venture, then the term "New CMLCV" shall include such surviving entity following any such merger or re-naming of the entity.

          "PERSON" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated association or organization, governmental agency or political subdivision thereof.

          "PERSONAL INJURY AND OTHER INSURED CLAIM" shall mean any Claim relating to personal injury, property damage or products liability, defamation, workers compensation, or other similar claim asserted against the Debtor that has not been compromised and settled or otherwise resolved, and shall include Claims arising from or related to products or services provided by the Debtor prior to the Petition Date regardless of when the accident or injury occurs and other claims for which insurance exists.

          "PETITION DATE" shall mean September 30, 2002, the date on which the Debtor filed its voluntary Chapter 11 petition with the Bankruptcy Court pursuant to the Bankruptcy Code.

          "PLAN" shall mean this Chapter 11 plan of reorganization including, without limitation, the Plan Documents, and all exhibits, supplements, appendices and schedules hereto and thereto, either in its present form or as the same may be altered, amended or modified from time to time.

          "PLAN ADMINISTRATOR" shall mean any Person or entity that may be designated by the Debtor (pursuant to an agreement between ML Media and Century) to administer the Estate on and after the Effective Date with the rights, powers and duties of the Plan Administrator as set forth in Article 5 hereunder. In the absence of any such designation, the Estate on and after the Effective Date shall be administered by Century and ML Media.

          "PLAN ADMINISTRATOR AGREEMENT" shall mean the agreement, if any, prescribing the powers, duties and rights of the Plan Administrator in administering this Plan.

          "PLAN DOCUMENTS" shall mean the Plan, any Plan Administrator Agreement, the Schedule of Contracts/Leases to be Rejected, if any, and the Acquisition Agreement.

          "PLAN FUNDING RESERVE" shall mean one or more reserves to be established on the Effective Date from the Sellers Escrow Account in an amount equal to (without duplication) the sum of (i) an amount sufficient to satisfy all Allowed Claims in full, (ii) the Disputed Claims Reserve, and (iii) the Retained Cash.

          "PLAN SUPPLEMENT" shall mean the supplement, if any, containing copies of the Plan Documents which shall be filed with the Bankruptcy Court. The Plan Supplement is incorporated into, and is a part of, this Plan as if set forth in full herein, and all references to this Plan shall refer to this Plan together with all documents contained in the Plan Supplement.

          "PLEDGE AGREEMENT" shall mean that certain Pledge and Security Agreement among Century, Adelphia and ML Media dated as of December 13, 2001.

          "PRIORITY CLAIMS" shall mean any and all Claims (or portions thereof), if any, entitled to priority under Section 507(a) of the Bankruptcy Code other than Priority Tax Claims and Administrative Expense Claims.

          "PRIORITY TAX CLAIM" shall mean any Claim of a governmental unit entitled to priority under Sections 502(i) and 507(a)(8) of the Bankruptcy Code.

          "PROFESSIONAL FEES" shall mean the fees and expenses of Professionals.

          "PROFESSIONALS" shall mean those Persons (a) employed pursuant to an order of the Bankruptcy Court in accordance with Sections 327 or 1103 of the Bankruptcy Code and to be compensated for services pursuant to Sections 327, 328, 329, 330 and 331 of the Bankruptcy Code, or (b) for which compensation and reimbursement has been allowed by the Bankruptcy Court pursuant to Section 503(b)(4) of the Bankruptcy Code.

          "PROTOCOL AGREEMENT" shall mean that certain agreement dated August 27, 2003 among Century, ML Media and Morgan, Lewis & Bockius LLP.

          "PURCHASE PRICE" shall mean the purchase price (including any Deferred Purchase Price as defined in the Acquisition Agreement) paid by Buyer for the Equity Interests being acquired pursuant to the Acquisition Agreement.

          "RETAINED CASH" shall mean the amount of Cash in an amount to be agreed upon by Century and ML Media in writing and approved by the Bankruptcy Court for the purpose of administering and closing the Estate.

          "RIGAS AGREEMENT" shall mean any executory contract or unexpired lease between the Debtor and any Rigas Person.

          "RIGAS CLAIM" shall mean (i)any Claim or Cause of Action against the Debtor held by a Rigas Person, including any Claim or Cause of Action arising from the rejection of a Rigas Agreement and (ii)any Claim or Cause of Action against the Debtor, which was owned beneficially or of record at any time by a Rigas Person, except for the Equity Interests of Century and ML Media in the Debtor.

          "RIGAS PERSONS" shall mean, collectively, the Persons set forth on Exhibit A attached hereto, any Person Controlled by a Rigas Person, and any of their collective successors, assigns, transferees or heirs, PROVIDED, HOWEVER, that Rigas Persons shall not include the Debtor, Century, Adelphia or any Person through which Century or Adelphia manages the business of the Debtor in Century's capacity as manager under the Joint Venture Agreement.

          "SALE TRANSACTION" shall mean the sale by the Sellers and acquisition by the Buyer of the Equity Interests as provided in this Plan and in accordance with the terms of the Acquisition Agreement.

          "SCHEDULES" shall mean the schedules of assets and liabilities, the list of holders of interests and the statements of financial affairs filed by the Debtor under Section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, as such schedules, lists and statements have been or may be supplemented or amended from time to time.

          "SECURED CLAIM" shall mean any Claim, to the extent reflected in the Schedules or a proof of claim as a Secured Claim, which is secured by a Lien on Collateral to the extent of the value of such Collateral, as determined in accordance with Section 506(a) of the Bankruptcy Code, or, in the event that such Claim is subject to setoff under Section 553 of the Bankruptcy Code, to the extent of such setoff.

          "SELLERS" shall mean Century and ML Media.

          "SELLERS ESCROW ACCOUNT" shall mean any escrow account established pursuant to the Sellers Escrow Agreement.

          "SELLERS ESCROW AGENT" shall mean an entity mutually acceptable to the Sellers selected prior to the closing of the Sale Transaction, in its capacity as escrow agent appointed under the Sellers Escrow Agreement.

          "SELLERS ESCROW AGREEMENT" shall mean that certain Sellers Escrow Agreement to be dated as of the closing date of the Sale Transaction, among ML Media, Century and Sellers Escrow Agent.

          "SETTLEMENT" shall have the meaning set forth in Section 4.5(c) of this Plan.

          "SUBSIDIARY" shall mean Century-ML Cable Corporation, a Delaware corporation and wholly-owned subsidiary of the Debtor.

          "TRANSFERRED ASSETS" shall have the meaning given such term in Section
     2.2 of the Acquisition Agreement.

                                    ARTICLE 2

                       TREATMENT OF ALLOWED ADMINISTRATIVE
                 EXPENSE CLAIMS AND ALLOWED PRIORITY TAX CLAIMS

     2.1 NON-CLASSIFICATION. As provided in Section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims and Priority Tax Claims against the Debtor are not classified for the purposes of voting on or receiving distributions under this Plan. All such Claims are instead treated separately upon the terms set forth in this Article 2.

     2.2  ADMINISTRATIVE EXPENSE CLAIMS.

          (a) ADMINISTRATIVE EXPENSE CLAIMS (OTHER THAN PROFESSIONAL Fees). All Administrative Expense Claims shall be paid in full, in Cash, from the Plan Funding Reserve (1) when and as such Administrative Expense Claims become due and owing by their ordinary course terms, (2) in such amounts as are Allowed by the Bankruptcy Court upon the later of the Effective Date, the date upon which there is a Final Order allowing such Administrative Expense Claim or any other date specified in such order, or (3) as may be agreed upon between the holder of such Administrative Expense Claim and the Debtor on or after the Effective Date provided that nothing herein shall be in derogation of the obligations of Buyer or New CMLCV, if any, to make such payments (and for the Purchase Price to be adjusted), all as provided for in the Acquisition Agreement.

          (b) PROFESSIONAL COMPENSATION AND EXPENSE REIMBURSEMENT CLAIMS. All entities seeking an award by the Bankruptcy Court of Professional Fees, or of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under Sections 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code, (1) shall file their respective final applications for allowances of compensation for services rendered and reimbursement of expenses incurred through the Effective Date within thirty (30) days after the Effective Date, and (2) if granted such an award by the Bankruptcy Court, shall be paid in full from the Plan Funding Reserve in such amounts as are Allowed by the Bankruptcy Court (i) on the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or as soon thereafter as is practicable, (ii) upon such other terms as may be mutually agreed upon between such holder of an Allowed Administrative Expense Claim and the Debtor or, on and after the Effective Date, Century and ML Media or the Plan Administrator, if appointed, or (iii) in accordance with the terms of any applicable administrative procedures order entered by the Bankruptcy Court. All Professional Fees for services rendered in connection with the Chapter 11 Case and this Plan after the Effective Date, including, without limitation, the resolution of Disputed Claims, shall be paid from the Plan Funding Reserve by Century and ML Media or the Plan Administrator, if appointed, upon receipt of an invoice therefor, or on such other terms as may be agreed, without the need for further Bankruptcy Court authorization or entry of a Final Order. If Century and ML Media or the Plan Administrator, if appointed, and any Professional cannot agree on the amount of post-Effective Date fees and expenses to be paid to such Professional, such amount shall be determined by the Bankruptcy Court.

     2.3 US TRUSTEE FEES. Quarterly fees of the United States Trustee arising under 28 USC Section 1930(a)(6) are statutory fees and have been regularly paid during the case and on the Effective Date, any outstanding amount will be paid in full.

     2.4 PRIORITY TAX CLAIMS. Allowed Priority Tax Claims shall be paid in full, in Cash from the Plan Funding Reserve, upon the later of (a) the Effective Date, (b) the date upon which there is a Final Order allowing such Claim as an Allowed Priority Tax Claim, (c) the date that such Allowed Priority Tax Claim would have been due if the Chapter 11 Case had not been commenced, or (d) such other date and such other terms as may be agreed to between Century and ML Media or the Plan Administrator, if appointed, and any holder of an Allowed Priority Tax Claim.

                                    ARTICLE 3

                  CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

     3.1 IDENTIFICATION OF CLASSES. Pursuant to Section 1122 of the Bankruptcy Code, Claims (other than Administrative Expense Claims and Priority Tax Claims) and Equity Interests are classified for all purposes, including voting on, confirmation of and distribution pursuant to this Plan, as follows:

CLASS                                                               STATUS
-----                                                               ------

Class 1 - -   Secured Claims                                        Unimpaired

Class 2 - -   Priority Claims                                       Unimpaired

Class 3 - -   Personal Injury and Other Insured Claims              Unimpaired

Class 4 - -   General Unsecured Claims                              Unimpaired

Class 5 - -   Litigation Claims                                     Unimpaired

Class 6 - -   Equity Interests                                      Impaired

     3.2 ELIMINATION OF CLASSES. Any Class of Claims that is not occupied as of the date of the Confirmation Hearing by at least one Allowed Claim or a Claim temporarily Allowed under Rule 3018 of the Bankruptcy Rules shall be deemed deleted from this Plan for all Purposes.

                                    ARTICLE 4

                    TREATMENT OF CLAIMS AND EQUITY INTERESTS

     4.1  CLASS 1 -- SECURED CLAIMS

          (a) IMPAIRMENT AND VOTING. Class 1 is unimpaired by this Plan. Consequently, each holder of an Allowed Secured Claim is conclusively presumed to have accepted this Plan and is not entitled to vote to accept or reject this Plan.

          (b) TREATMENT AND DISTRIBUTIONS. Each holder of an Allowed Secured Claim shall receive, in full and final satisfaction thereof, either (i) Cash from New CMLCV if such claim is an Assumed Sale Liability; otherwise Cash from the Plan Funding Reserve; in either case, in an amount equal to such Allowed Secured Claim, (ii) a return of its Collateral, or (iii) such other treatment as shall satisfy the requirements of Section 1124(2) of the Bankruptcy Code, on the later of the Effective Date or the date such Secured Claim becomes an Allowed Secured Claim, or as soon thereafter as is practicable, unless the holder of an Allowed Secured Claim agrees to a different treatment thereof.

     4.2  CLASS 2 -- PRIORITY CLAIMS

          (a) IMPAIRMENT AND VOTING. Class 2 is unimpaired by this Plan. Consequently, each holder of an Allowed Priority Claim is conclusively presumed to have accepted this Plan and is not entitled to vote to accept or reject this Plan.

          (b) TREATMENT AND DISTRIBUTIONS. To the extent not satisfied by the Debtor in accordance with the terms of an order of the Bankruptcy Court dated October 10, 2002 which, among other things, authorized the payment of pre-petition wages and other employee expenses and benefits, each holder of an Allowed Priority Claim shall receive, in full and final satisfaction thereof, Cash from the Plan Funding Reserve in an amount equal to such Allowed Priority Claim on the later of the Effective Date or the date such claim becomes Allowed, or as soon thereafter as practicable.

     4.3  CLASS 3 -- PERSONAL INJURY AND OTHER INSURED CLAIMS

          (a) IMPAIRMENT AND VOTING. Class 3 is unimpaired by this Plan. Consequently, each holder of an Allowed Personal Injury Claim is conclusively presumed to have accepted this Plan and is not entitled to vote to accept or reject this Plan.

          (b) TREATMENT AND DISTRIBUTIONS. All Personal Injury and Other Insured Claims are Disputed Claims under this Plan, and shall be determined by the court with jurisdiction over each such Personal Injury and Other Insured Claim. To the extent any such Claim (x) becomes an Allowed Claim and (y) is an Assumed Sale Liability, such Claim shall be paid in cash by New CMLCV to the extent not covered by insurance. All other such Claims shall be paid in cash from the Plan Funding Reserve to the extent they become Allowed Claims and are not covered by insurance.

     4.4  CLASS 4 -- GENERAL UNSECURED CLAIMS

          (a) IMPAIRMENT AND VOTING. Class 4 is unimpaired by this Plan. Consequently, each holder of an Allowed General Unsecured Claim is conclusively presumed to have accepted this Plan and is not entitled to vote to accept or reject this Plan.

          (b) TREATMENT AND DISTRIBUTIONS. To the extent not satisfied by the Debtor prior to the Effective Date, on the Effective Date or as soon thereafter as practicable, each holder of an Allowed General Unsecured Claim shall receive, in full and final satisfaction of such Allowed General Unsecured Claim, a Cash payment from the Plan Funding Reserve equal to the Allowed amount of such Claim, plus post-petition simple interest at the rate set forth in 28 U.S.C.
Section 1961 as of the Commencement Date.

          (c)  RIGAS CLAIMS. All Rigas Claims shall be deemed Disputed Claims.

     4.5  CLASS 5 - LITIGATION CLAIMS

          (a) IMPAIRMENT AND VOTING. Class 5 is unimpaired by this Plan. Consequently, each holder of an Allowed Litigation Claim is conclusively presumed to have accepted this Plan and is not entitled to vote to accept or reject this Plan.

          (b) TREATMENT AND DISTRIBUTIONS. Such claims shall be deemed Disputed Claims. Upon such claim being allowed by a Final Order, each holder of an Allowed Litigation Claim shall receive, in full and final satisfaction thereof, a Cash payment from the Sellers Escrow Account equal to the amount of such Allowed Litigation Claim, plus post-petition interest at such rate as determined by the Bankruptcy Court or as may be agreed to by the parties.

          (c) DISTRIBUTION IF THE LITIGATION CLAIMS ARE SETTLED. If the Litigation Claims are settled pursuant to a writing signed by ML Media, Adelphia and Century and approved by a Final Order of the Bankruptcy Court (the "SETTLEMENT"), then notwithstanding anything to the contrary contained herein, the Litigation Claims (if any) shall be paid from the Sellers Escrow Account and the Sellers Escrow Account shall be distributed, as soon as reasonably practicable thereafter, to Century and ML Media (or their designees) in accordance with the Settlement.

     4.6  CLASS 6 -- EQUITY INTERESTS

          (a) IMPAIRMENT AND VOTING. Class 6 is impaired by this Plan. Consequently, each holder of an Allowed Equity Interest is entitled to vote to accept or reject this Plan.

          (b)  TREATMENT AND DISTRIBUTIONS. Subject to the provisions of Section
5.5 INFRA, after the Litigation Claims have been Allowed by a Final Order and satisfied pursuant to Section 4.5 hereof (including, without limitation, with respect to the validity and enforceability of the claims of ML Media under the Pledge Agreement), the balance of the Sellers Escrow Account and the Plan Funding Reserve shall be distributed to ML Media and Century in accordance with
Section 5.5 of this Plan. In addition, on the Effective Date, all Equity Interests shall be sold, transferred and assigned to Buyer pursuant to the Acquisition Agreement free and clear of all Claims, Liens and Causes of Action, and New CMLCV and the Buyer shall have no liability or obligations to any holders of any Equity Interests, except as may be expressly provided for in the Acquisition Agreement.

     4.7 ASSUMED SALE LIABILITIES. For the avoidance of doubt, all Assumed Sale Liabilities shall become reinstated as liabilities and obligations of New CMLCV, and no consideration shall be payable from the Plan Funding Reserve, Sellers Escrow Account or the Estate under this Plan with respect to such Assumed Sale Liabilities. For the avoidance of doubt, all Liens, Claims and encumbrances that are not Assumed Sale Liabilities shall not be liabilities or obligations of New CMLCV or Buyer.

                                    ARTICLE 5

                IMPLEMENTATION AND EFFECT OF CONFIRMATION OF PLAN

     5.1 TERMINATION OF CERTAIN RIGHTS. Upon entry of the Confirmation Order and the consummation of the Sale Transaction, the Buyer shall own 100% of the Equity Interests of the Debtor, and the Debtor shall own 100% of the Equity Interests of Subsidiary, free and clear of all Claims and Liens (other than Liens created by the Buyer and Claims expressly assumed by Buyer) and no Person other than the Buyer shall have any right to acquire any interest in the Debtor or Subsidiary (whether such right shall take the form of options, warrants, commitments, agreements, preemptive rights, rights of first refusal or offer, put or call rights, purchase rights or obligations or anti-dilution rights with respect to the issuance, sale or redemption of the joint venture interests in Debtor, capital stock of Subsidiary or otherwise), nor shall there be outstanding or authorized any securities of the Debtor or Subsidiary which upon conversion or exchange could require the issuance, sale, transfer or other disposition of any additional equity securities of the Debtor or Subsidiary, all as more particularly described in the Acquisition Agreement.

     5.2 SALE MOTION. The filing of this Plan shall constitute a motion for an order of the Bankruptcy Court approving, pursuant to Bankruptcy Code sections 105, 363, 365, 1123, 1129 and 1146(c), and to the extent not previously approved by the Bankruptcy Court, the Acquisition Agreement and the transactions and actions contemplated thereunder. Entry of the Confirmation Order shall constitute the Bankruptcy Court's approval of the Acquisition Agreement, and the transactions to be entered into and actions to be taken thereunder.

     5.3 SALE OF EQUITY INTERESTS. On the Effective Date, (i) the Buyer shall purchase 100% of the Equity Interests in the Debtor in exchange for the payment of the Purchase Price under, and in accordance with, the Acquisition Agreement, and ML Media and Century shall sell, transfer and assign the Equity Interests to Buyer, and (ii) in exchange for the sale of the Equity Interests to Buyer, ML Media and Century shall have the rights attributable to such Equity Interests as Allowed Equity Interests under the Plan and the Acquisition Agreement.

     5.4 MAINTENANCE OF SELLERS ESCROW ACCOUNT. On the Effective Date, Buyer shall pay to the Sellers Escrow Account by wire transfer of immediately available funds, the portion of the Purchase Price provided under the Acquisition Agreement and thereafter the balance of the Purchase Price as provided in such agreement. The Sellers Escrow Agent shall hold the proceeds of the Sale Transaction for distribution in accordance with the Acquisition Agreement, this Plan, the Sellers Escrow Agreement and any Final Order of the Bankruptcy Court. The Sellers Escrow Agent shall be empowered and authorized, without further Bankruptcy Court approval, to invest funds and distribute funds in the Sellers Escrow Account in accordance with the terms of this Plan and the Sellers Escrow Agreement. To the extent any funds are to be released from the "Indemnity Escrow Account" (as defined in the Acquisition Agreement) and paid into the Sellers Escrow Account, such funds shall, upon payment into the Sellers Escrow Account, be treated in accordance with this Plan and the Sellers Escrow Agreement.

     5.5 DISTRIBUTION OF PROCEEDS OF SALE TRANSACTION. On the Effective Date, in accordance with the terms of the Sellers Escrow Agreement, the Sellers Escrow Agent shall release to the Plan Administrator funds sufficient to fund the Plan Funding Reserve. The Sellers Escrow Agent shall maintain the balance of the proceeds of the Sale Transaction in the Sellers Escrow Account pursuant to the Sellers Escrow Agreement and shall release the proceeds in accordance with such agreement only upon receipt of a Final Order of the Bankruptcy Court directing disposition of all or any portion of the funds. Notwithstanding anything contained in the Plan to the contrary, upon the Effective Date, in the event that ML Media (or its Partners) is required to satisfy tax obligations and therefor determines that a distribution is appropriate, then each of ML Media and Century shall receive, on an interim basis and without prejudice to the rights of either Century or ML Media an amount up to $70 million on account of their respective Equity Interests from the Sellers Escrow Account as provided for and subject to any further conditions set forth in the Bankruptcy Court's determination on June 1, 2005. Any monies remaining in the Plan Funding Reserve after satisfaction of all obligations entitled to be paid from such reserve shall be deposited in the Sellers Escrow Account, if in existence at such time, and if not in existence, then shall be distributed to the holders of the Equity Interests.

     5.6 REVESTING OF ASSETS. Except as otherwise provided by this Plan, on the Effective Date, and upon closing of the Sale Transaction, all assets and property of the Debtor other than (i) the assets conveyed to Century or its designee or terminated pursuant to sections 2.2(a), (b), (c), (e), (f) and (i) of the Acquisition Agreement, (ii) the assets conveyed to ML Media under section 2.2(g) of the Acquisition Agreement, and (iii) as set forth in the next sentence, shall vest in New CMLCV. On the Effective Date, the Transferred Assets shall vest in one or both of the Sellers and be conveyed to the Sellers Escrow Account in accordance with the Acquisition Agreement, and assets that are to be assigned, terminated or released pursuant to the Acquisition Agreement or the terms of this Plan shall be treated in accordance with the terms of the Acquisition Agreement or this Plan, as applicable.

     5.7 CONTINUATION OF BANKRUPTCY INJUNCTION OR STAYS. All injunctions or stays provided for in the Chapter 11 Case under Sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

     5.8 FULL AND FINAL SATISFACTION. All payments and all distributions hereunder shall be in full and final satisfaction, settlement and release of all Claims and Equity Interests, except as otherwise provided in this Plan.

     5.9 AVOIDANCE ACTIONS AND CONTINUANCE OF LITIGATION. As of and subject to the occurrence of the Effective Date, the Debtor, for and on behalf of itself and its Estate, hereby waives and releases any of the Causes of Action under Sections 510, 544, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code other than against any Rigas Person which causes of action and claims shall not be waived or released and PROVIDED, that (i) the Debtor's rights and claims in the Adversary Proceeding shall be deemed assigned to Adelphia and shall continue to be prosecuted by special litigation counsel for the Debtor appointed in the Chapter 11 Case at Adelphia's expense, and any and all Causes of Action and defenses asserted therein shall not be waived or released under this Section,
(ii) the Debtor's Claims against Adelphia and any Rigas Person shall be assigned to ML Media and shall be prosecuted by ML Media, and (iii) all causes of action, defenses, recoupment, and setoff rights of the Debtor relating to any Disputed Claims and Litigation Claims are expressly preserved, notwithstanding the transfer of such Claims to ML Media or Century. Nothing in this paragraph shall prejudice either Adelphia's or ML Media's rights concerning their dispute regarding Section 2.2 of the Acquisition Agreement.

     5.10 ADMINISTRATION PENDING EFFECTIVE DATE. During the period after the Confirmation Date and prior to the Effective Date, the Management Board shall continue to operate the Debtor's businesses in accordance with the terms of the Joint Venture Agreement and any applicable Orders of the Bankruptcy Court, subject to all applicable requirements of the Bankruptcy Code and the Bankruptcy Rules; PROVIDED, HOWEVER, that the Debtor shall take all steps and perform all actions and act in all regards in compliance with the terms required under the Acquisition Agreement and shall comply with the Acquisition Agreement. After the Effective Date, Century and ML Media or the Plan Administrator, if appointed, shall administer and close the Estate subject to the continuing jurisdiction of the Bankruptcy Court as set forth in Article 10 hereof.

     5.11 SETOFFS. Nothing contained in this Plan shall constitute a waiver or release by the Debtor of any rights of setoff or recoupment that the Debtor may have against any Person.

     5.12 SECTION 1145 EXEMPTION. The sale of the Equity Interests pursuant to this Plan shall be exempt from any securities law registration requirements and any other applicable law or regulation to the fullest extent permitted by
Section 1145 of the Bankruptcy Code.

     5.13 ADMINISTRATION OF ESTATE. Upon the Effective Date, except as otherwise provided in this Plan or the Acquisition Agreement, the management, control and liquidation of the Transferred Assets (other than the Transferred Assets that are to be assigned to ML Media or Century, terminated or released pursuant to the Acquisition Agreement or the terms of this Plan) shall become the responsibility of Century and ML Media or the Plan Administrator, if appointed. Such party shall be vested with full legal power, capacity and authority, and shall administer such Transferred Assets and implement and consummate this Plan in accordance with the terms hereof or the Plan Administrator Agreement, if such agreement is executed. Except as may be expressly provided in the Acquisition Agreement, neither New CMLCV nor Buyer shall bear any responsibility or liability (monetary or otherwise) with respect to the administration of the Estate after the Effective Date, any compensation arising from the administration of the Estate, or any indemnification or other claim arising from the administration of the Estate.

          (a) RESPONSIBILITIES. Century and ML Media or the Plan Administrator, if appointed, shall (i) maintain the Plan Funding Reserve which shall include Cash sufficient to make all distributions required under this Plan and close the Debtor's Chapter 11 Case; (ii) calculate and implement all distributions in accordance with this Plan; (iii) make payment of any post-confirmation fees due pursuant to 28 U.S.C. Section 1930(a)(6) until a final decree is entered; (iv) make periodic reports of the status of the liquidation of the Estate and Claims reconciliation process until such time as the Estate is closed; (v) prepare and file final tax returns for the Debtor; and (vi) perform such other responsibilities as may be necessary and proper to carry out the provisions of this Plan. After the Effective Date, neither ML Media nor Century shall have any obligation to perform services or any right to receive any compensation for such services under the Joint Venture Agreement. On or prior to the Confirmation Date, ML Media and

Century shall execute (and file with the Bankruptcy Court) a written agreement containing mutually satisfactory terms with respect to the services, if any, to be performed by each of them after the Effective Date (and the compensation for those services) in connection with the liquidation of the Estate.

          (b) POWERS. Century and ML Media or the Plan Administrator (if appointed) shall be, as of the Effective Date, deemed to be the judicial substitute for the Debtor as the party-in-interest in this Chapter 11 Case under this Plan or in any judicial proceeding or appeal to which the Debtor is a party, consistent with Section 1123(b)(3)(B) of the Bankruptcy Code, but not with respect to any claims or causes of action assigned to ML Media, Century or Adelphia. In general and subject to the terms and conditions of this Plan (including this Section), such party shall act for the Debtor's Estate in a fiduciary capacity as applicable to a board of directors under New York law. Such party shall be empowered and authorized, without further Bankruptcy Court approval, to (i) administer the Transferred Assets set forth in sections 2.2(d) and (h) of the Acquisition Agreement, (ii) invest funds, withdraw funds, make distributions and pay taxes and other obligations owed by the Debtor in accordance with the terms of this Plan, (iii) engage employees and professional Persons, including former employees and Professionals of the Debtor, on an hourly fee or some other basis to assist Century and ML Media or the Plan Administrator, if appointed, with respect to such party's responsibilities, (iv) commence, pursue, compromise and settle, in accordance with its reasonable business judgment, Claims on behalf of or against the Debtor; (v) exercise all power and authority that may be exercised by any officer, director or holder of an Equity Interest including, without limitation, amending the Debtor's organizational documents or dissolving the Debtor; and (vi) exercise such other powers and take all other actions required under this Plan or as may be necessary and proper to carry out the provisions of the Confirmation Order or this Plan.

          (c) COMPENSATION. Century and ML Media shall be reimbursed for reasonable, actual out-of-pocket expenses incurred in connection with the administration and liquidation of the Debtor's Estate pursuant to this Section 5.13, in such amounts as shall be agreed to in writing by ML Media and Century or, in the absence of an agreement, as provided in 5.13(f) below. The Plan Administrator, if appointed, shall receive compensation and be reimbursed for reasonable, actual out-of-pocket expenses as provided for in the Plan Administrator Agreement, if one is executed, and/or order of the Bankruptcy Court.

          (d) INDEMNIFICATION. Century and ML Media shall be indemnified and held harmless by the Debtor's Estate against any Claim or expense (including reasonable legal fees) asserted by a party other than an Equity Interest Holder, arising out of the performance of their duties under this Plan and except to the extent such actions constitute gross negligence or willful misconduct. The Plan Administrator, if appointed, shall be indemnified and held harmless by the Debtors' Estate against any Claim or expense (including reasonable legal fees) arising out of the performance of its duties under this Plan, except to the extent such actions constitute gross negligence or willful misconduct.

          (e) TERMINATION. Century and ML Media, or the Plan Administrator, if appointed, shall serve in such capacity until the earliest to occur of (i) the entry of a Final Order closing the Chapter 11 Case; (ii) the replacement of any Plan Administrator by Order of the Bankruptcy Court; (iii) the appointment of a successor to such position; or (iv) the conversion of the Chapter 11 Case to a case under Chapter 7 of the Bankruptcy Code and the appointment or election of a Chapter 7 trustee.

          (f) DISPUTE RESOLUTION. In the event that Century and ML Media are unable to agree with respect to any of the matters covered by Section 5.13 of this Plan, then such dispute shall be resolved in accordance with the provisions set forth in the Protocol Agreement or as determined by the Bankruptcy Court.

          (g) NO LIABILITY OF NEW CMLCV. Neither Buyer nor New CMLCV shall be liable or responsible for any of the costs, compensation or indemnity provisions of this Section 5.13 except as provided under the Acquisition Agreement.

     5.14 CLOSING OF CHAPTER 11 CASE. When all Disputed Claims filed against the Debtor and all Litigation Claims have become Allowed Claims or have been disallowed by a Final Order, or otherwise resolved, and all Cash and assets of the Debtor have been distributed in accordance with this Plan, or at such earlier time as ML Media and Century or the Plan Administrator, if appointed, deems appropriate, ML Media and Century or the Plan Administrator, if appointed, shall seek authority from the Bankruptcy Court to close the Chapter 11 Case in accordance with the Bankruptcy Code and the Bankruptcy Rules.

     5.15 MERGER OF SUBSIDIARY/NAME CHANGE. After the Effective Date, the Buyer shall cause the Subsidiary to be merged with and into the Buyer in accordance with the terms of the Acquisition Agreement, and the Buyer shall be the surviving entity in such merger. Pursuant to Section 7.8 of the Acquisition Agreement, the Buyer shall, within 180 days after the closing, change all trade and fictitious names used so that the names "Century," "Adelphia," "ML" or any confusingly similar name shall not be used by New CMLCV.

                                    ARTICLE 6

               DISTRIBUTIONS AND TREATMENT OF DISPUTED, CONTINGENT
                  AND UNLIQUIDATED CLAIMS AND EQUITY INTERESTS

     6.1  METHOD OF DISTRIBUTIONS UNDER THIS PLAN.

          (a) IN GENERAL. Subject to Bankruptcy Rule 9010, unless otherwise expressly provided for herein or under the Acquisition Agreement, all distributions under this Plan shall be made by Century and ML Media, the Plan Administrator, if appointed, the Sellers Escrow Agent, or, as otherwise directed by Order of the Bankruptcy Court, to the holder of each Allowed Claim, or Equity Interest, at the address of such holder as listed in the Debtor's books and records or on the Schedules as of the Confirmation Date, unless the appropriate party has been notified in writing of a change of address, including, without limitation, by the filing of a proof of claim or notice of transfer of claim filed by such holder that provides an address, if any, for such holder different from the address reflected in the Debtor's books and records or on the Schedules.

          (b) DISTRIBUTIONS OF CASH. Any payment of Cash made by Century and ML Media or the Plan Administrator, if appointed, or the Sellers Escrow Agent (in accordance with the terms of the Sellers Escrow Agreement, or if directed pursuant to an Order of the Bankruptcy

Court) pursuant to this Plan shall be made by check drawn on a domestic bank or by wire transfer.

          (c) TIMING OF DISTRIBUTIONS. Any payment or distribution required to be made under this Plan on a day other than a Business Day shall be made on the next succeeding Business Day.

          (d) FRACTIONAL DOLLARS. Whenever any payment of a fraction of a dollar would otherwise be called for, the actual payment shall reflect a rounding of such fraction to the nearest whole dollar (rounding down in the case of $0.50 or less and rounding up in the case of more than $0.50).

          (e) DISTRIBUTIONS TO HOLDERS AS OF THE CONFIRMATION DATE. As of the close of business on the Confirmation Date, the claims register and transfer ledgers of the Debtor shall be closed, and there shall be no further changes in the record holders of any Claims or Equity Interests. Century and ML Media, or the Plan Administrator, if appointed, shall not have any obligation to recognize any transfer of any Claims or Equity Interests occurring after the close of business on the Confirmation Date, and shall instead be entitled to recognize and deal for all purposes under this Plan with only those holders of record as of the close of business on the Confirmation Date.

     6.2 OBJECTIONS TO AND RESOLUTION OF ADMINISTRATIVE EXPENSE CLAIMS, CLAIMS AND EQUITY INTERESTS. Except as to applications for allowance of compensation and reimbursement of expenses under Sections 330 and 503 of the Bankruptcy Code (with respect to which procedures respecting objections shall be governed by Section 2.2(d) of this Plan and the Confirmation Order or other Final Order), Century and ML Media or the Plan Administrator, if appointed, shall have the exclusive right to make and file objections to Administrative Expense Claims, and Claims subsequent to the Confirmation Date. All objections shall be litigated to Final Order; PROVIDED, HOWEVER, that Century and ML Media or the Plan Administrator, if appointed, shall have the authority to compromise, settle, otherwise resolve or withdraw any objections. Unless otherwise ordered by the Bankruptcy Court, all objections to Administrative Expense Claims, and Claims that are the subject of proofs of claim or requests for payment filed with the Bankruptcy Court (other than applications for allowances of compensation and reimbursement of expenses), shall be filed and served upon the holder of the Administrative Expense Claim or Claim as to which the objection is made as soon as is practicable, but in no event later than ninety (90) days after the Effective Date or such later date as may be approved by the Bankruptcy Court upon motion by Century and ML Media or the Plan Administrator, if appointed, without notice and a hearing. Except as may be provided under the Acquisition Agreement, Century and ML Media or the Plan Administrator, if appointed, shall receive advance approval from Buyer before reaching any settlement or initiating any litigation with respect to any disputed claim that is an Assumed Sale Liability. Century and ML Media or the Plan Administrator, if appointed, shall use reasonable efforts to consult with New CMLCV and Buyer with respect to any other claim objection, negotiation or settlement that may directly affect the business operations of New CMLCV.

     6.3 ESTABLISHMENT AND MAINTENANCE OF RESERVE FOR DISPUTED CLAIMS. There shall be maintained a reserve (the "DISPUTED CLAIMS RESERVE") equal to the aggregate of any distributable amounts of Cash to which holders of Disputed Claims would be entitled under this Plan if such Disputed Claims were Allowed Claims in their Disputed Claim Amounts or such lesser amount as provided by an Order of the Bankruptcy Court. The Disputed Claims Reserve shall not include any funds distributable on account of
(i) the Adversary Proceeding and/or the Litigation Claims, (ii) Personal Injury or Other Insured Claims and (iii) any Assumed Sale Liability. For the purposes of effectuating the provisions of this Section 6.3 and the distributions to holders of Allowed Claims, the Bankruptcy Court, on or prior to the Effective Date or such date or dates thereafter as the Bankruptcy Court shall set, may fix or liquidate the amount of Disputed Claims pursuant to Section 502(c) of the Bankruptcy Code, in which event the amounts so fixed or liquidated shall be deemed the amounts of the Disputed Claims for purposes of distribution under this Plan. In lieu of fixing or liquidating the amount of any Disputed Claim, the Bankruptcy Court may determine or estimate the amount to be reserved for such Disputed Claim (singularly or in the aggregate), or such amount may be fixed by agreement in writing by and between Century and ML Media or the Plan Administrator, if appointed, and the holder of a Disputed Claim.

     6.4 DISTRIBUTIONS UPON ALLOWANCE OR DISALLOWANCE OF DISPUTED CLAIMS. Except as otherwise provided in this Plan with respect to Litigation Claims, no payments shall be made in respect of any Disputed Claim until (and only to the extent) it becomes an Allowed Claim. The holder of a Disputed Claim that becomes an Allowed Claim subsequent to the Effective Date shall receive distributions from the Disputed Claims Reserve as soon as practical following the date on which such Disputed Claim becomes an Allowed Claim pursuant to a Final Order. Such distributions shall be made in accordance with this Plan based upon the distributions that would have been made to such holder under this Plan if the Disputed Claim had been an Allowed Claim on or prior to the Effective Date. No holder of a Disputed Claim shall have any Claim against the Disputed Claims Reserve, New CMLCV or the Plan Administrator with respect to such Claim until such Disputed Claim shall become an Allowed Claim. Cash resulting from disallowance or settlement of Disputed Claims shall be distributed, from time to time, to the Allowed Equity Interests in accordance with Section 4.6 of the Plan.

     6.5 DISPUTED PAYMENTS. In the event of any dispute between and among holders of Claims and/or the holders of a Disputed Claim as to the right of any Person to receive or retain any payment or distribution to be made to such Person under this Plan, Century and ML Media, or the Plan Administrator, if appointed, may, in lieu, of making such payment or distribution to such Person, instead hold such payment or distribution, until the disposition thereof shall be determined by a Final Order of the Bankruptcy Court or other court with appropriate jurisdiction.

     6.6 UNCLAIMED DISTRIBUTIONS. Any Person who receives a check pursuant to this Plan must present such check for payment within sixty (60) days of its date of issuance. Any checks not presented within such sixty (60) day period will be void, and such funds shall be returned to the Plan Funding Reserve, and any remaining funds in the Plan Funding Reserve after implementation of this Plan will be distributed in accordance with Section 4.6 of this Plan.

                                    ARTICLE 7

                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES;
                  INDEMNIFICATION CLAIMS; AND RETIREE BENEFITS

     7.1  EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

          (a) On the Effective Date, all unexpired leases or executory contracts of the Debtor (except for any Rigas Agreement and for any such lease or contract which is a Transferred Asset) will be deemed assumed by Debtor for the benefit of New CMLCV in accordance with the provisions and requirements of
Section 365 and 1123 of the Bankruptcy Code, EXCEPT those executory contracts and unexpired leases that (i) have been rejected by Final Order of the Bankruptcy Court, (ii) are the subject of a motion to reject pending on the Effective Date or (iii)are rejected by virtue of their inclusion on the Schedule of Contracts/Leases to be Rejected to be filed as part of the Plan Supplement. Entry of the Confirmation Order shall constitute an order of the Bankruptcy Court approving all such assumptions or rejections pursuant to Section 365 of the Bankruptcy Code. Each executory contract or unexpired lease assumed pursuant to this Section 7.1 shall be fully enforceable in accordance with its terms, except as modified by any order of the Bankruptcy Court authorizing and providing for its assumption or applicable federal law. In accordance with
Section 1123(a)(5)(G) of the Bankruptcy Code and to the extent provided for in the Acquisition Agreement, on the Effective Date, or as soon as practicable thereafter, the Debtor shall Cure all defaults under any executory contract or unexpired lease assumed pursuant to this Section 7.1 by making a Cash payment from the Plan Funding Reserve in an amount agreed to between the Debtor and the claimant, or as otherwise fixed pursuant to a Final Order. Nothing herein shall constitute or be deemed a waiver of Debtor's right to assert any defense or objection to any Cure. Nothing in this Section 7.1(a) shall impose any obligation (monetary or otherwise) on New CMLCV or the Buyer that New CMLCV or the Buyer has not otherwise agreed to assume pursuant to the terms of the Acquisition Agreement.

          (b) All Rigas Agreements as to which the Debtor is a party shall be deemed automatically rejected in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code as of the Effective Date, unless such Rigas Agreement (i)shall have been previously assumed by the Debtor by order of the Bankruptcy Court, (ii) is the subject of a motion to assume pending on or before the Effective Date, or (iii)is specifically scheduled to be assumed on the executory contract schedule to be filed with the Plan Supplement.

          (c) If Buyer requests the rejection of any executory contract or unexpired lease, then Buyer shall pay any resulting Allowed rejection claim.

          (d) Notwithstanding anything herein to the contrary, ML Media and Century reserve their respective rights with respect to the treatment of the Leveraged Recap Agreement under this Plan.

     7.2 CLAIMS DEADLINE FOR FILING PROOFS OF CLAIMS RELATING TO EXECUTORY CONTRACTS AND UNEXPIRED LEASES REJECTED PURSUANT TO THIS PLAN. Claims arising out of the rejection of an executory contract or unexpired lease pursuant to the Confirmation Order must be filed with the

Bankruptcy Court and/or served upon Century and ML Media or the Plan Administrator, if appointed, or as otherwise may be provided in the Confirmation Order by no later than 30 days after the notice of entry of the Confirmation Order. Any Claims not filed within such time will be forever barred from assertion against the Debtor, its Estate, or the Plan Administrator, if appointed, the Buyer or New CMLCV, and the holders thereof shall not be entitled to any distribution under this Plan.

     7.3 INSURANCE POLICIES. Each of the Debtor's insurance policies and any agreements, documents or instruments relating thereto that are being conveyed to Buyer under the Acquisition Agreement are treated as executory contracts under this Plan. Notwithstanding the foregoing, distributions under this Plan to any holder of a Claim covered by any such insurance policies and related agreements, documents or instruments that are assumed hereunder, shall be in accordance with
Article 4 hereof, and holders of Allowed Personal Injury or Other Insured Claims shall continue to be able to assert such Claims under any applicable insurance policy to the maximum extent permitted by law. Nothing contained in this Section
7.3 shall constitute or be deemed a waiver of any Cause of Action that the Debtor or New CMLCV may hold against any entity, including, without limitation, the insurer under any of the Debtor's policies of insurance.

     7.4 COMPENSATION AND BENEFIT PROGRAMS. In accordance with the Acquisition Agreement, all employment plans, practices, programs and policies maintained by the Debtor as of the Confirmation Date shall remain in full force and effect following the Confirmation Date and shall be assumed by New CMLCV (with any costs being paid by Debtor except to the extent that any such costs do not constitute Excluded Liabilities in which case such costs shall be paid by the Buyer or New CMLCV), subject to any and all rights under applicable non-bankruptcy law to amend or terminate such plans, programs and policies.

                                    ARTICLE 8

                         EXCULPATION, INJUNCTIONS, ETC.

     8.1 EXCULPATION AND RELEASE. None of the Debtor, the Debtor's bankruptcy estate, New CMLCV, Adelphia, ML Media, the Buyer, the Plan Administrator, if appointed, or any of their respective Affiliates, members, officers, shareholders, directors, employees, advisors, agents or Professionals (collectively, the "EXCULPATED PARTIES") shall have or incur any liability to anyone for any act or omission in connection with, related to, or arising out of, the Chapter 11 Case, the preparation, filing, negotiation or formulation of this Plan, the pursuit of confirmation of this Plan including without limitation, the Sale Transaction, the consummation of this Plan or the implementation or administration of this Plan or the property to be distributed under this Plan, and any such Claim or Cause of Action shall be deemed released, except for willful misconduct or gross negligence, and, in all respects, the Exculpated Parties shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under this Plan; PROVIDED, HOWEVER, that nothing in this Plan shall, or shall be deemed to, release, affect, or limit any of the rights and obligations of the Exculpated Parties from, or exculpate the Exculpated Parties with respect to (i) Litigation Claims; (ii) Debtor's and Adelphia's Claims against each other; (iii) Adelphia's and ML Media's Claims and Causes of Action against each other; (iv)

Debtor's and ML Media's Claims against each other or (v) any of the Exculpated Parties obligations or covenants arising pursuant to this Plan or the Acquisition Agreement.

     8.2 DISCHARGE. (a) Except as otherwise expressly provided in Section 1141 of the Bankruptcy Code or this Plan, the distributions made pursuant to and in accordance with the applicable terms and conditions of this Plan are in full and final satisfaction, settlement, release and discharge as against the Debtor of any debt that arose before the Effective Date, and any debt of a kind specified in Section 502(g), 502(h), or 502(i) of the Bankruptcy Code, and all Claims and Equity Interests of any nature, including, without limitation, any interest accrued thereon from and after the Petition Date, whether or not (i) a proof of claim or Equity Interest based on such debt, obligation or equity interest is filed or deemed filed under Section 501 of the Bankruptcy Code, (ii) such Claim or Equity Interest is Allowed under Section 502 of the Bankruptcy Code or (iii) the holder of such Claim or Equity Interest has accepted this Plan. Each Holder (as well as any trustees and agents on behalf of each holder) of a Claim or interests and any Affiliate of such Holder shall be deemed to have forever waived, released, and discharged the Debtor, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Interests, rights and liabilities that arose prior to the Effective Date of any kind, nature, or description whatsoever, including any accrued interest. The discharge granted to Debtor herein shall not discharge the Buyer for any Assumed Sale Liability.

          (b) Upon the Effective Date, neither New CMLCV nor the Buyer shall be liable for any of the Excluded Liabilities or for any liability that is not an Assumed Sale Liability.

     8.3 INJUNCTIONS. AS OF THE EFFECTIVE DATE, EXCEPT AS OTHERWISE PROVIDED IN THIS PLAN, ALL PERSONS ARE HEREBY PERMANENTLY ENJOINED FROM COMMENCING OR CONTINUING, IN ANY MANNER OR IN ANY PLACE, ANY ACTION OR OTHER PROCEEDING, OR PURSUING ANY CLAIM, OR EFFECTUATING ANY SET-OFF, WHETHER DIRECTLY, DERIVATIVELY OR OTHERWISE AGAINST ANY OR ALL OF THE EXCULPATED PARTIES, ON ACCOUNT OF OR RESPECTING ANY CLAIMS, DEBTS, RIGHTS, CAUSES OF ACTION OR LIABILITIES RELEASED OR DISCHARGED PURSUANT TO THIS PLAN, EXCEPT TO THE EXTENT EXPRESSLY PERMITTED UNDER THIS PLAN.

                                    ARTICLE 9

            CONDITIONS TO CONFIRMATION AND EFFECTIVENESS OF THE PLAN

     9.1 CONDITION TO CONFIRMATION. Unless this condition is satisfied or waived pursuant to Section 9.3 of this Plan, it is a condition to the entry of the Confirmation Order that the Confirmation Order shall be in form and substance acceptable to Century and ML Media (and in form and substance acceptable to Buyer in its reasonable judgment) and, among other things, provide that the Acquisition Agreement and all other documents necessary to consummate the Sale Transaction are approved in all respects, and that all parties thereto are authorized and directed to perform all of their obligations thereunder.

     9.2 CONDITIONS PRECEDENT TO EFFECTIVENESS. This Plan shall not become effective unless and until the following conditions shall have been satisfied or waived pursuant to Section 9.3 of this Plan:

          (a) the Confirmation Order in the form required by Section 7.11 of the Acquisition Agreement shall have been entered by the Bankruptcy Court and shall have become a Final Order; and

          (b) the Acquisition Agreement and any related documents shall have been finalized, fully executed, and the transactions contemplated thereby that are to occur on or before the Closing Date thereunder shall have been consummated in accordance with the terms thereof; and

          (c) all actions, other documents and agreements necessary to implement this Plan shall have been effected or executed and delivered, and no injunction or stay of any of the transactions contemplated in this Plan shall be in effect.

     9.3 WAIVER OF CONDITIONS. The Debtor may, with the agreement of ML Media, Century, and Buyer waive one or more of the conditions set forth in Sections 9.1 and 9.2 of this Plan above.

     9.4 EFFECT OF FAILURE OF CONDITIONS. In the event that one or more of the conditions specified in Section 9.2 of this Plan have not timely occurred in accordance with the provisions of the Acquisition Agreement (and have not been waived), or such later date as may be agreed to by Debtor and Buyer, upon notification submitted by Debtor to the Bankruptcy Court on notice to parties in interest, (a) the Confirmation Order shall be vacated, (b) no distributions under this Plan shall be made, (c) the Debtor and all holders of Claims and Equity Interests shall be restored to the STATUS QUO ANTE as of the day immediately preceding the Confirmation Date as though the Confirmation Date never occurred and (d) the Debtor's obligations with respect to the Claims and Equity Interests shall remain unchanged and nothing contained herein shall constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the Debtor or any other person or to prejudice in any manner the rights of the Debtor or any person in any further proceedings involving the Debtor.

                                   ARTICLE 10

                            RETENTION OF JURISDICTION

     10.1 RETENTION OF JURISDICTION. The Bankruptcy Court shall have exclusive jurisdiction (prior to the entry of a final decree closing this bankruptcy case) of all matters arising out of, and related to, the Chapter 11 Case, the Acquisition Agreement and this Plan pursuant to, and for the purposes of, Sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

          (a) to hear and determine any and all objections to the allowance of any Claims or any controversies as to the classification of any Claims;

          (b) to hear and determine any and all applications by Professionals for compensation and reimbursement of expenses;

          (c) to hear and determine any and all pending applications for the rejection and disaffirmance of executory contracts and unexpired leases, and fix and allow any Claims resulting therefrom;

          (d)  to liquidate any Disputed Claim;

          (e) to enforce the provisions of this Plan, the Plan Documents and the Acquisition Agreement, including the discharge, injunction, and exculpation provided for in this Plan;

          (f) to enable the Debtor to prosecute any and all proceedings which have been or may be brought prior to the Effective Date, or subsequent to the Effective Date, to set aside liens or encumbrances and to recover any transfers, assets, properties, or damages to which the Debtor may be entitled under applicable provisions of the Bankruptcy Code or any federal state, or local laws;

          (g) to correct any defect, cure any omission, or reconcile any inconsistency in this Plan or in the Confirmation Order as may be necessary to carry out its purpose and the intent of this Plan;

          (h) to hear and determine any Claim or liability to a governmental unit which may be asserted as a result of the transactions contemplated herein;

          (i) to hear and determine matters concerning state, local, and federal taxes in accordance with Sections 346, 505 and 1146 of the Bankruptcy Code;

          (j) to hear and determine any disputes arising under or in connection with the Acquisition Agreement, the Sellers Escrow Agreement or the Sellers Escrow Account;

          (k) to hear and determine the Litigation Claims and the Adversary Proceeding; and

          (l) to determine such other matters as may be provided for in the Confirmation Order or as may be authorized under the provisions of the Bankruptcy Code.

                                   ARTICLE 11

                            MISCELLANEOUS PROVISIONS

     11.1 EFFECTUATING DOCUMENTS AND FURTHER TRANSACTIONS. The Debtor, Adelphia, ML Media, the Buyer and the Plan Administrator are authorized to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan and the terms of the Acquisition Agreement.

     11.2 EXEMPTION FROM TRANSFER TAXES. In accordance with Section 1146(c) of the Bankruptcy Code, (a) the issuance, transfer or exchange of any security under this Plan or the making or delivery of any instrument of transfer pursuant to, in implementation of, or as contemplated by this Plan, including any merger agreements or agreements of consolidation, deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Acquisition Agreement and/or this Plan, or the revesting, transfer or sale of any real or personal property of the Debtor pursuant to, in implementation of, or as contemplated by this Plan, (b) the making, delivery, creation, assignment, amendment or recording of any note or other obligation for the payment of money or any mortgage, deed of trust or other security interest under, in furtherance of, or in connection with this Plan, the issuance, renewal, modification or securing of indebtedness by such means, and (c) the making, delivery or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, this Plan, including, without limitation, the Confirmation Order, shall not be subject to any document recording tax, stamp tax, conveyance fee or other similar tax, mortgage tax, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment. Consistent with the foregoing, each recorder of deeds or similar official for any county, city or governmental unit in which any instrument hereunder is to be recorded shall, pursuant to the Confirmation Order, be ordered and directed to accept such instrument, without requiring the payment of any documentary stamp tax, deed stamps, stamp tax, transfer tax, intangible tax or similar tax.

     11.3 AMENDMENT OR MODIFICATION OF THIS PLAN. Alterations, amendments or modifications of this Plan may be proposed in writing by Debtor at any time prior to the Confirmation Date (but only after obtaining the prior written consent of both Century and ML Media), provided that this Plan, as altered, amended or modified, satisfies the conditions of Sections 1122 and 1123 of the Bankruptcy Code, and Debtor shall have complied with Section 1125 of the Bankruptcy Code. This Plan may be altered, amended or modified at any time before or after the Confirmation Date and before substantial consummation, provided that this Plan, as altered, amended or modified, satisfies the requirements of Sections 1122 and 1123 of the Bankruptcy Code and the Bankruptcy Court, after notice and a hearing, confirms this Plan, as altered, amended or modified, under Section 1129 of the Bankruptcy Code, and provided Buyer's written consent (not to be unreasonably withheld or delayed) is obtained for any amendment, alterations or modification adverse to Buyer. A holder of a Claim or Equity Interest that has accepted this Plan shall be deemed to have accepted this Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim or Equity Interest of such holder. Debtor may, without notice to holders of Claims or Equity Interests insofar as it does not materially and adversely affect the interests of any such holders, correct any defect or omission in this Plan and any exhibit hereto or in any Plan Document.

     11.4 SEVERABILITY. In the event that the Bankruptcy Court determines, prior to the Confirmation Date, that any provision in this Plan is invalid, void or unenforceable, such provision shall be invalid, void or unenforceable with respect to the holder or holders of such Claims or Equity Interests as to which the provision is determined to be invalid, void or unenforceable. The invalidity, voidness or unenforceability of any such provision shall in no way limit or affect the enforceability and operative effect of any other provision hereof.

     11.5 REVOCATION OR WITHDRAWAL OF THIS PLAN. Debtor reserves the right to revoke or withdraw this Plan prior to the Confirmation Date. If Debtor revokes or withdraws this Plan prior to the Confirmation Date, then this Plan shall be deemed null and void. In such event, nothing contained herein shall constitute or be deemed a waiver or release of any Claims by or against the Debtor or any other Person or to prejudice in any manner the rights of the Debtor or any Person in any further proceedings involving the Debtor.

     11.6 PLAN SUPPLEMENT. The Plan Supplement (containing drafts or final versions of the Plan Documents) shall be filed with the Bankruptcy Court as early as practicable (but in no event later than three (3) Business Days) prior to the earlier of (i)the deadline fixed for voting on the Plan, and (ii)the deadline for filing objections to confirmation of this Plan, or on such other date as the Bankruptcy Court may establish. Holders of Claims or Equity Interests may obtain a copy of the Plan Supplement upon written request to Debtor in accordance with Section 11.8 hereof. The Plan Supplement is incorporated into and a part of this Plan as if set forth in full herein.

     11.7 BINDING EFFECT. This Plan shall be binding upon and inure to the benefit of the Debtor, the holders of Claims and Equity Interests, and their respective successors and assigns, including, without limitation, the Plan Administrator, and any Affiliates thereof.

     11.8 NOTICES. All notices, requests and demands under the Plan, to be effective, shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

     If to the Debtor:

          CENTURY/ML CABLE VENTURE
          c/o Century Communications Corp.
          5619 DTC Parkway
          Englewood, CO 80111
          Attn: Chief Financial Officer and General Counsel
          Fax:  303-268-6484

          with copies to:

               MORGAN, LEWIS & BOCKIUS LLP
               101 Park Avenue
               New York, NY  10178
               Attn : Richard S. Toder, Esq.
               Tel: 212-309-6000
               Fax: 212-309-6001

                         and

               ML MEDIA PARTNERS, L.P.
               c/o RP Companies, Inc.
               444 Madison Avenue
               Suite 703
               New York, New York 10022
               Attn: Elizabeth McNey Yates

               Tel: 212-980-7110
               Fax: 212-980-8374

     If to Century:

          CENTURY COMMUNICATIONS CORP.
          5619 DTC Parkway
          Englewood, CO  80111
          Attn: Chief Financial Officer and General Counsel
          Fax:  303-268-6484

          With a copy to:

               WILLKIE FARR & GALLAGHER LLP
               787 Seventh Avenue
               New York, NY  10019
               Attn: Marc Abrams, Esq.
               Tel:  212-728-8000
               Fax:  212-728-8111

     If to ML Media:

               ML MEDIA PARTNERS, L.P.
               c/o RP Companies, Inc.
               444 Madison Avenue - Suite 703
               New York, New York 10022
               Attn: Elizabeth McNey Yates
               Tel:  212-980-7110
               Fax:  212-980-8374

          With a copy to:

               PROSKAUER ROSE LLP
               1585 Broadway
               New York, New York  10036-8299
               Attn: Jeffrey W. Levitan, Esq.
               Tel:  212-969-3000
               Fax:  212-969-2900

     If to Buyer:

               SAN JUAN CABLE, LLC
               c/o MidOcean Partners, LP
               320 Park Avenue, 17th Floor
               New York, New York 10022
               Attn: Tyler Zachem

               Tel:  212-497-1400
               Fax:  212-497-1375

          With a copy to:

               KIRKLAND & ELLIS LLP
               655 Fifteenth Street, N.W.
               Washington, D.C.  20005
               Attn: George P. Stamas, Esq.
                     Mark D. Director, Esq.
               Tel:  202-879-5000
               Fax:  202-879-5200

     11.9 GOVERNING LAW. Except to the extent the Bankruptcy Code, Bankruptcy Rules or other federal law is applicable, or to the extent this Plan, provides otherwise, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to any contrary result otherwise required under applicable conflicts or choice of law.

     11.10 WITHHOLDING AND REPORTING REQUIREMENTS. In connection with the consummation of this Plan, the Plan Administrator shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority and all distributions hereunder shall be subject to any such withholding and reporting requirements.

     11.11 HEADINGS. Headings are used in this Plan for convenience and reference only, and shall not constitute a part of this Plan for any other purpose.

     11.12 FILING OF ADDITIONAL DOCUMENTS. On or before substantial consummation of this Plan, the Plan Administrator shall file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions hereof.

     11.13 INCONSISTENCY. In the event of any inconsistency between this Plan and the Disclosure Statement, any exhibit to this Plan or Disclosure Statement or any other instrument or document created or executed pursuant to this Plan, this Plan shall govern.

     11.14 WITHDRAWAL OF PLAN. If the Debtor revokes or withdraws the Plan, or if Confirmation or consummation of the Plan does not occur, then (i) the Plan shall be null and void in all respects, (ii) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount any Claim or Class of Claims), assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant to the Plan shall be deemed null and void, and (iii) nothing contained in the Plan, and no acts taken in preparation for consummation of the Plan, shall (A) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any interests in, the Debtor or any other Person, (B) prejudice in any manner the rights of the Debtor or any Person in any further proceedings or (C) constitute an admission of any sort by the Debtor or any other Person.

     11.15 CHANGE OF CONTROL. Neither the consummation of the Plan, the Acquisition Agreement nor the transactions contemplated hereby or thereby shall constitute a "change of control" for purposes of any contract or other restriction to which the Debtor is subject.

Date:  August __, 2005
       New York, New York

                                        CENTURY/ML CABLE VENTURE

                                        By:   CENTURY COMMUNICATIONS CORP.

                                              By:  s/ Murray Flanigan
                                                  -----------------------------

                                              and

                                              ML MEDIA PARTNERS LP

                                              By:  s/ Elizabeth Mcney Yates
                                                  -----------------------------

MORGAN, LEWIS & BOCKIUS LLP

By:   s/ RICHARD S. TODER
   ---------------------------------
      Richard S. Toder (RT-3917)
      Neil E. Herman (NH-2513)
      Amanda R. Waller (AW-2115)

101 Park Avenue
New York, NY  10178
Tel : 212-309-6000

                                    EXHIBIT A

                                  RIGAS PERSONS
                                  -------------

John J. Rigas
Doris Rigas
Michael J. Rigas
Timothy J. Rigas
James P. Rigas
Mary Ann Rigas, M.D.
Ellen Rigas Venetis
Adelphia Cablevision Associates of Radnor, L.P.
Adelphia Cablevision of West Palm Beach, LLC
Adelphia Cablevision of West Palm Beach II, LLC
Bucktail Broadcasting Corp.
Cablevision Business Services, Inc.
Coudersport Television Cable Co.
Coudersport Theatre
Demetrios, Inc.
Desert Hot Springs Cablevision, Inc.
Dobaire Designs
Dorellenic
Dorellenic Cable Partners
Doris Holdings, L.P.
Eleni Acquisition, Inc.
Eleni Interiors, Inc.
Ergoarts, Inc.
Gristmill Properties, Inc.
Henderson Community Antenna Television, Inc.
Highland 2000, LLC
Highland 2000, L.P.
Highland Carlsbad Cablevision, Inc.
Highland Carlsbad Operating Subsidiary, Inc. (f/k/a Daniels Cablevision, Inc.) Highland Communications, LLC
Highland Holdings
Highland Holdings II, G.P.
Highland Holdings Puerto Rico, LLC
Highland Preferred Communications, LLC
Highland Preferred Communications 2001, LLC
Highland Prestige Georgia, Inc.
Highland Video Associates, L.P.
Hilton Head Communications, L.P.
Iliad Holdings, Inc.
Ionian Communications, L.P.


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Island Partners, Inc.
Kostas LLC
Montgomery Cablevision Associates, L.P.
NCAA Holdings, Inc.
Niagara Frontier Hockey, L.P.
Patmos, Inc.
Persephone Enterprises, Ltd.
Prestige Communications, Inc.
Preston Motors, Inc.
RFP Cable Holdings, Inc.
Rigas Entertainment, Ltd.
Rigas Investments, LLC
Rigas Investments L.P.
Roumali, Inc.
SAGIR, Inc.
Songcatcher Films, LLC
Syracuse Hilton Head Holdings, L.P.
Wending Creek 3656, LLC
Wending Creek Farms, Inc.
Zito Corporation
Zito L.P.